Exhibit 10.13

Execution Version

AMENDMENT NO. 7

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 7 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 12, 2013, is entered into among GLADSTONE BUSINESS LOAN, LLC, as Borrower (the “Borrower”), GLADSTONE MANAGEMENT CORPORATION, as Servicer (the “Servicer”), KEYBANK NATIONAL ASSOCIATION, BRANCH BANKING AND TRUST COMPANY (“BB&T”) and ING CAPITAL LLC (“ING”), as Lenders (collectively, the “Lenders”), KEY EQUIPMENT FINANCE INC. (“KEF”), BB&T and ING, as Managing Agents (in such capacity, collectively the “Managing Agents”) and KEF, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A. Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2010 by and among the Borrower, the Servicer, the Lenders, the Managing Agents and the Administrative Agent (as amended, modified, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B. The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, clause (xix) of the definition of “Eligible Loan” set forth in the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

(xix) the Loan has not been amended or subject to a deferral or waiver the effect of which is to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case without the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed; provided, however, that such consent shall not be required for an amendment, deferral or waiver the effect of which is to extend the time for payment of principal due solely to the scheduled maturity of such Loan, so long as such Loan (1) is not a Defaulted Loan and (2) has not incurred and is not anticipated to incur a breach of a material financial covenant;

SECTION 2. Consent and Waiver. Each Lender, by execution hereof, hereby (i) consents to the eligibility of each Loan which would otherwise have ceased to be an Eligible Loan prior to the date of this Amendment by operation of clause (xix) of the definition of “Eligible Loan” as in effect prior to this Amendment provided such Loan is an Eligible Loan after giving effect to this Amendment and the amendment contained herein and (ii) waives any Early Termination Event or Servicer Termination Event occurring prior to the date of this Amendment solely as a result of any such Loan being treated as an Eligible Loan in any certificates, forms or other documents delivered by the Borrower or the Servicer under the Credit Agreement.

SECTION 3. Representations and Warranties. The Borrower and the Servicer each hereby represents and warrants to each of the other parties hereto, that:

(a) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b) on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 4. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 5. Reference to and Effect on the Transaction Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

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SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9. Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/S/ David Watson
	Name:	David Watson
	Title:	Chief Financial Officer and Treasurer

GLADSTONE MANAGEMENT CORPORATION

By:	/S/ David Gladstone

	Name:	David Gladstone
	Title:	Chairman, CEO and President

Signature Page to Amendment No. 7

KEY EQUIPMENT FINANCE INC., as Administrative Agent and a Managing Agent

By:	/S/ Philip G. Turner
	Name:	Philip G. Turner
	Title:	Executive Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/S/ Philip G. Turner

	Name:	Philip G. Turner
	Title:	Executive Vice President

Signature Page to Amendment No. 7

BRANCH BANK AND TRUST COMPANY, as a Lender and a Managing Agent

By:	/S/ John K. Perez
	Name:	John K. Perez
	Title:	Senior Vice President

Signature Page to Amendment No. 7

ING CAPITAL LLC, as a Lender and a Managing Agent

By:	/S/ Patrick Frisch

	Name:	Patrick Frisch
	Title:	Managing Director

Signature Page to Amendment No. 7